Calculation of Filing Fee Tables
F-10
BROOKFIELD Corp /ON/
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Debt	Debt Securities	457(o)
		Equity	Class A Preference Shares	457(o)
		Equity	Class A Limited Voting Shares	457(o)
		Equity	Preferred Shares (representing limited liability company interests)	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 4,000,000,000.00	0.0001381	$ 552,400.00
Fees Previously Paid
			Total Offering Amounts:				$ 4,000,000,000.00		$ 552,400.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 147,600.00
			Net Fee Due:						$ 404,800.00
Offering Note
[1]	There are being registered under this registration statement on Form F-10 and Form F-3 (this "Registration Statement") such indeterminate number of (i) debt securities of Brookfield Corporation ("BN"), Brookfield Finance Inc. ("BFI"), Brookfield Finance II Inc. ("BFI II"), Brookfield Capital Finance LLC ("BCF"), Brookfield Finance (Australia) Pty Ltd (the "AUS Issuer") and Brookfield Finance I (UK) plc (the "UK Issuer"); (ii) guarantees by BN of the debt securities issued by BFI, BFI II, BCF, the AUS Issuer and the UK Issuer; (iii) Class A Preference Shares issuable by BN ("BN Preference Shares") and Class A Limited Voting Shares ("BN Class A Shares") issuable by BN or to be resold by selling securityholders; (iv) preference shares (the "Canadian Finco Preference Shares") issued by Brookfield Finance IV Inc. ("BFI IV") and Brookfield Finance V Inc. ("BFI V"); (v) preferred shares representing limited liability company interests (the "US Preferred Shares") in Brookfield Finance II LLC ("BFL II"); and (vi) guarantees by BN of the Canadian Finco Preference Shares issued by BFI IV and BFI V and the US Preferred Shares issued by BFL II, in each case, in offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $4,000,000,000 (in U.S. dollars or the equivalent thereof in non-U.S. currencies). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the applicable registrant(s) and/or the selling securityholders in connection with the sale of such securities. In addition, pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the BN Class A Shares being registered hereunder include such indeterminate number of such securities as may be issuable with respect to the BN Class A Shares as a result of stock splits, stock dividends, or similar transactions. The guarantees being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee for the guarantees is payable.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Brookfield Corp /ON/	F-10	333-279601	05/22/2024		$ 147,600.00	Unallocated (Universal) Shelf			$ 1,000,000,000.00
Fee Offset Sources	3	Brookfield Corp /ON/	F-10	333-279601		05/22/2024						$ 147,600.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	BN, together with BFI, BFI II, BCF, the AUS Issuer, the UK Issuer and BFL II (such additional registrants, other than BN, the "Existing Co-Registrants" and together with BN, the "Existing Registrants") previously filed a registration statement on Form F-10 and Form F-3 (File Nos. 333-279601 and 333-279602) (the "Prior Registration Statement"), initially filed on May 22, 2024, amended on May 31, 2024 and declared effective on June 4, 2024. The Existing Registrants have terminated or completed any offerings that included unsold securities under the Prior Registration Statement.

Offset Note
[2]	The Prior Registration Statement registered an indeterminate number of securities in an aggregate principal amount of up to $3,500,000,000. The Prior Registration Statement was not fully used, resulting in US$1,000,000,000 as the unsold aggregate offering amount, representing approximately 28.6% of the $516,600 of registration fees on the Prior Registration Statement. Accordingly, approximately 28.6% of the unused registration fees from the Prior Registration Statement are being carried forward to this Registration Statement, resulting in a fee offset of $147,600.

[3]	See Note 2.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A